Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 7, 2007 included in Arrowhead Research Corporation’s Annual Report on Form 10-K for the year ended September 30, 2007. The undersigned also consents to the reference to the undersigned under the heading “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
December 18, 2007